                                                                    EXHIBIT 10.3

--------------------------------------------------------------------------------
Rochester Gas & Electric Corp.                                        CONTRACT

CONTRACT NO. CP-70134-J-RD                                  SEPTEMBER 23, 1997
--------------------------------------------------------------------------------

              ---------------------------------------------------
                         Contractor's Name and Address
                         -----------------------------

                                IBM CORPORATION
                              100 CLINTON SQUARE
                             ROCHESTER, NY  14649
              ---------------------------------------------------



                                   SECTION A

                                   CONTRACT

THIS CONTRACT is entered into as of September 23, 1997 by and between Rochester Gas and Electric Corporation a corporation organized and existing under the laws of the State of New York (hereinafter called RG&E) and International Business Machines Corporation (IBM), a corporation organized and existing under the laws of the State of New York , hereinafter called the CONTRACTOR,

WITNESSETH:

This Contract is comprised of the following Sections:

     Section A - Contract and Signature Page
     Section B - Time and Material Prices
     Section C - Statement of Work
     Section D - Packaging and Marking
     Section E - Quality Requirements (Not Applicable)
     Section F - Deliveries and Performance (Not Applicable)
     Section G - Contract Administration
     Section H - General Contract Provisions
     Section I - Special Contract Provisions

All documents in this Contract shall be read so as to be consistent. In the event of an inconsistency in this Contract, and unless otherwise provided herein, the inconsistency shall be resolved by giving precedence in the follow order:

     1.  Section C - Statement of Work;
     2.  Section I  - Special Contract Provisions;
     3.  Section H - General Contract Provisions;
     4. Section A - Contract and Signature Page, Section B - Time and Material Prices,
         Section D - Packaging and Marking, and Section G- Contract
         Administration

The foregoing documents referenced herein are hereby incorporated as part of this Contract.

This agreement supersedes all prior offers, negotiations, and agreements, express or implied, pertaining to the subject matter herein and constitutes the final, entire and complete agreement between the parties.

Now therefore, both parties, do hereby bind their respective companies to the duties and responsibilities of performance required hereunder.

     This proposed contract shall constitute an offer until acceptance by the CONTRACTOR. Except as may be otherwise provided herein, RG&E specifically reserves the right to revoke this offer at any time prior to acceptance hereof in writing by the CONTRACTOR. Upon acceptance by the CONTRACTOR, the rights and obligations of the parties hereto shall be subject to and governed by the Terms and Conditions contained herein. When accepted by the CONTRACTOR, this contract, as described, shall constitute the entire agreement between the parties hereto and any terms or conditions offered by the CONTRACTOR in addition thereto or in any way different from those set forth herein are objected to by RG&E.

In WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

--------------------------------------------------------------------------------
  International Business Machines           Rochester Gas and Electric
  Corporation                               Corporation

  By    /s/ H. C. Wolff                     By    /s/ J. B. Stokes
    --------------------------------           ---------------------------------

  Title     Managing Principal              Title   Senior Vice President & CFO
       -----------------------------             -------------------------------

  Date      10/3/97                         Date    September 29, 1997
      ------------------------------            --------------------------------
--------------------------------------------------------------------------------

                                   SECTION B.

                                     PRICES

As consideration for performance of the work required under this Contract, RG&E hereby agrees to pay the CONTRACTOR in U.S. Dollars in accordance with the requirements of this Contract on a Time and Material basis as follows:

B.1  PRICE

     CLIN          DESCRIPTION               QTY            ESTIMATED
     ----          -----------               ---
                                                            PRICE
                                                            ------

     001           Assessment Evaluation     1 Lot          $200,000



B.2. RATES (Overtime rates equal to straight time rates)

     B.2.1 Labor Rate for CLIN 001 is established at $200.00 per hour, blended rate.

     B.2.2 Labor rates for all future Statements of Work shall be established by mutual agreement prior to signing of the applicable Statement of Work and shall be itemized substantially as follows, provided that such rates shall be consistent with the hourly rates at which IBM provides Year 2000 assessment, remediation and testing services for other similarly situated commercial customers:

     Labor Category           Position Description     Rate per Hour
     --------------           --------------------     -------------


B.3. TERMS OF PAYMENT

     The CONTRACTOR shall submit properly certified invoices, in triplicate to Rochester Gas & Electric Corporation, 89 West Avenue, Rochester, NY 14649,
     Attn: Accounts Payable. A copy of the invoice shall be provided to the authorized Procurement Representative identified in Section G. All invoices shall reference this contract number and applicable CLIN.

     B.3.1 Terms of payment for invoices under this contract are Net 30 days after receipt of invoice. A late fee of 2% per month from the due date will be applied to all outstanding invoices which are not paid when due except to the extent that such payment is disputed in good faith by RG&E.

B.4  PAYMENT PROVISIONS

     B.4.1  Progress Payments

            Monthly payments will invoiced by IBM for labor hours and Travel and Living expenses incurred. Provided RG&E executes IBM SOWs for Year 2000 services, and provided further that the aggregate value of such SOWs is, at a minimum, of $10 million dollars, then IBM agrees that for each partition, it will bill RG&E 95% of the billable charges for each such partition and that the remaining 5% will not be due until the expiration of the applicable Support Time Period, for such partition. RG&E and IBM agree to discuss whether alternate retained billing provisions are appropriate in the event the estimated aggregate value of the Year 2000 services is less than $10 million. Travel & Living Expenses shall be invoiced with actual direct cost only, without overhead burden or profit.

            Reasonable expenses in accordance with the following expense reimbursement policies shall be allowed:

EXPENSE REIMBURSEMENT POLICIES

1. Ground transportation will be reimbursed for tolls, parking fees, taxi, bus or auto rental. In the case of auto rentals, prior instructions must be obtained from RG&E regarding the rental company and rates to be used and a copy of the auto rental agreement will be required for reimbursement.

2. Air transportation will be reimbursed at the tourist or coach class fare for the most direct route of scheduled airlines.

3. RG&E will reimburse lodging upon presentation of hotel bill which is commensurate with the average rates charged for the immediate area.

4. RG&E will reimburse reasonable and actual expenses for meals. The guidelines for meal(s) is a maximum amount of $30.00 per day.

5. RG&E will not reimburse personal expenses. If expenses of a personal nature (i.e., hotel shop purchases, alcoholic beverages, sundry items, movies, etc.) are charged against a hotel room, the amount will be deducted from the invoice presented to RG&E.

6. For trips which extend beyond four (4) days, reasonable valet and laundry charges will be reimbursed.

7. Necessary business calls made on behalf of RG&E will be reimbursed. Business use of a personal automobile (excluding travel time) will be reimbursed at the rate of $.275 per mile.

8.   RG&E will reimburse reasonable tipping.

9. You shall submit to RG&E invoices and applicable receipts for expenses incurred in excess of $25.00 per item. RG&E shall make payments to you within thirty (30) days after receipt of acceptable invoices and receipts.


                                   SECTION C

                               STATEMENT OF WORK

C.1  SUPPLIES/SERVICES TO BE FURNISHED

     The CONTRACTOR, in the capacity as an Independent CONTRACTOR, and not as an agent of RG&E shall, in accordance with the terms and conditions of this Contract, furnish the necessary management, personnel, labor, services, documentation, materials, equipment, tools, facilities and support services, except as specified herein to be furnished by RG&E, and do all actions/necessary and/or incidental to performing the requirements of this Contract. The tasks include, but are not limited to, planning, design, supporting analyses, documentation, fabrication, demonstration and delivery. During the performance of all tasks, RG&E shall have the opportunity to review the designs, witness critical in-process operations, tests, configuration audits, and in-process analytical effort.

     C.1.1  Statement of Work (SOW)

     The CONTRACTOR shall perform all effort required by and in conformance with the requirements of any Statement of Work as may be signed by the CONTRACTOR and RG&E from time to time, with respect to the year 2000 project, which are incorporated by reference herein. As used herein, "Statement of Work" shall mean any Statement of Work attached and any such additional Statement of Work.

                                   SECTION D

                             PACKAGING AND MARKING

     (TO BE PROVIDED BY IBM UPON COMPLETION OF SOW. PACKAGING, MARKING AND METHOD OF SHIPMENT FOR DELIVERY AND RECEIPT OF CODE FROM IBM'S CONVERSION CENTER SHALL BE INCORPORATED INTO A SOW.)

                                   SECTION G

                            CONTRACT ADMINISTRATION

G.1. CONTRACT DIRECTION

     Direction given to the CONTRACTOR shall be binding on the CONTRACTOR only when issued in writing by a RG&E authorized Procurement Representative. All direction received shall be acknowledged by the CONTRACTOR within five
     (5) working days of receipt of the communication. All communication shall be sent to the address shown below:

     G.1.1  RG&E                             CONTRACTOR
            -----                            ----------

            For Correspondence:              For Correspondence:

            RG&E Corp.                       IBM Corp.
            89 East Avenue,                  One Commercial Plaza
            Rochester, NY  14649             Hartford, Connecticut 06103
            Attn:  Robert J. DiBaudo         Attn:  Richard Partyka
            Mail Point: 2nd Floor
            Telephone:716-77--724-8033       Telephone: 860-727-6145
            FAX: 716-771-2820                FAX: 860-727-6265

     G.1.2  For all Quotes/Proposals including updates and revisions:

            RG&E CORP.

            89 East Avenue,
            Rochester, NY  14649
            Attn:  Robert J. DiBaudo
            Mail Point:  2nd Floor
            Telephone:  716-77--724-8033
            FAX:  716-771-2820

G.2  LIAISON RESPONSIBILITIES

     Unless otherwise stated herein, RG&E shall be solely responsible for all liaison and coordination between RG&E the CONTRACTOR, or any associated CONTRACTORS, and any designated RG&E Contractors

G.3. ROUTING OF CONTRACT DATA REQUIREMENTS

     Unless otherwise directed in writing by an authorized RG&E Procurement Representative, all data requiring submittal to, or action by RG&E, or any employee or organizational unit of RG&E, shall be routed to, or through the RG&E Procurement Representative by transmittal letter listing the documents and the applicable provision requiring submission.

                                   SECTION H

                           IBM AGREEMENT FOR SERVICES

                                   (ATTACHED)

[IBM LOGO] Agreement for Services

________________________________________________________________________________

Thank you for doing business with us. We strive to provide you with the highest quality Services. If, at any time, you have any questions or problems, or are not completely satisfied, please let us know. Our goal is to do our best for you.

This IBM Agreement for Services (called the Agreement") covers the Services you acquire from us, including Services we provide on a contract period basis and Services we provide on a project basis.

This Agreement and its applicable Attachments and Transaction Documents are the complete agreement regarding these Services, and replace any prior oral or written communications between us. No machines or licensed program products are to be acquired under this Agreement. Such items are available only under the terms of 1) the IBM Customer Agreement (or any equivalent agreement between us) or 2) the applicable third-party agreement.

By signing below for our respective Enterprises, each of us agrees to the terms of this Agreement. Once signed, 1) any reproduction of this Agreement, an Attachment, or Transaction Document made by reliable means (for example, photocopy or facsimile) Is considered an original and 2) all Services you order under this Agreement are subject to it.

Agreed to:   (Enterprise name)                  Agreed to:
                                                International Business Machines
                                                Corporation



By         /S/ J B Stokes                       By     /s/ H C Wolff
  ----------------------------------------        ------------------------------
           Authorized signature                          Authorized signature

Name (type or print):                           Name (type or print): H.C. Wolff

   J. Burt Stokes
Date:                                           Date:  10/3/97
   September 29, 1997
Enterprise number                                Agreement number

Enterprise address:                             IBM Office address:


--------------------------------------------------------------------------------
 After signing, please return a copy of this Agreement to the local "IBM Office address" shown above.
--------------------------------------------------------------------------------

[IBM LOGO] Agreement for Services
Table of Contents
--------------------------------------------------------------------------------


                Section  Title

                PART 1 - GENERAL

                  1.1  Definitions
                  1.2  Agreement Structure
                  1.3  Prices and Payment
                  1.4  Patents and Copyrights
                  1.5  Limitation of Liability
                  1.6  Mutual Responsibilities
                  1.7  Your Other Responsibilities
                  1.8  IBM Business Partners
                  1.9  Changes to the Agreement Terms
                 1.10  Agreement Termination
                 1.11  Geographic Scope
                 1.12  Governing Law

                PART 2 - WARRANTY TERMS

                  2.1  Warranty for IBM Services
                  2.2  Extent of Warranty
                  2.3  Items Not Covered by Warranty

                PART 3 - SERVICES

                  3.1  Maintenance Services
                  3.2  Continuing Support Services
                  3.3  Project Support Services
                  3.4  The Statement of Work
                  3.5  Materials Ownership and License

IBM [LOGO] AGREEMENT FOR SERVICES
Part 1 - General
--------------------------------------------------------------------------------

     1.1  DEFINITIONS

          ENTERPRISE is any legal entity (such as a corporation) and the subsidiaries it owns by more than 50 percent. The term
          "Enterprise"applies only to the portion of the enterprise located in the United States or Puerto Rico.

          MACHINE is a machine, its features, conversions, upgrades, elements, or accessories, or a combination of them. The term "Machine" includes an IBM Machine and any non-IBM Machine (including other equipment) that we may provide Maintenance Services for.

          MATERIALS are literary works or other works of authorship (such as programs, program listings programming tools, documentation, reports, drawings, and similar works) that we may deliver to you. The term "Materials" does not include licensed program products available under their own license agreement.

          Service is performance of a task, provision of advice and counsel, assistance, or use of resource (such as access to an information data base) we make available to you.

     1.2  AGREEMENT STRUCTURE

          ATTACHMENT

          Some Services have terms in addition to those we specify in this Agreement. We provide the additional terms in documents called "Attachments," which are also part of this Agreement. We make the Attachments available to you for signature.

          TRANSACTION DOCUMENTS

          For each business transaction, we will provide you with the appropriate "Transaction Documents" that confirm the specific details of the transaction. Some Transaction Documents require signature, and others do not. Statements of Work and their Change Authorizations are examples of Transaction Documents that must be signed by both of us. Supplements and invoices are examples of administrative, unsigned Transaction Documents.

          CONFLICTING TERMS

          If there is a conflict among the terms in the various documents, those of an Attachment prevail over those of this Agreement. The terms of a Transaction Document prevail over those of both of these documents.

          OUR ACCEPTANCE OF YOUR ORDER

          A Service becomes subject to this Agreement when we accept your order. We accept your order by doing any of the following:

          1. signing a Transaction Document signed by you;

          2. sending you a supplement or invoice; or

          3. providing the Service.

          YOUR ACCEPTANCE OF ADDITIONAL TERMS

          You accept the additional terms in an Attachment or Transaction Document by doing any of the following:

          1. signing the Attachment or Transaction document;
          2. allowing us to perform the Service; or
          3. making any payment for the Service.

     1.3  PRICES AND PAYMENT

          The amount payable for a Service will be based on one or more of the following types of charges:

          1. recurring, including usage (for example, a periodic charge for Continuing Support Maintenance Services);

          2. time and materials (for example, charges for Hourly
             Services); or

          3. fixed price (for example, a specific amount agreed to between us for Project Support Services).

          Depending on the particular Service or circumstance, additional charges may apply. We will inform you in advance whenever additional charges apply.

          Payment for Services is due as we specify, either in advance, as the work progresses, or after the work is completed. You agree to pay amounts due, including any late payment fees, we specify in the invoice.

          If any authority imposes a duty, tax, levy, or fee, excluding those based on our net income upon any transaction under this Agreement, then you agree to pay that amount as specified the invoice or supply exemption documentation.

          We may increase recurring charges for Services (including hourly rates and minimums) by giving you three months' written notice. An increase applies on the first day of the applicable invoice period on or after the effective date we specify in the notice.

          You receive the benefit of a decrease in charges for amounts which become due on or after the effective date of the decrease.

     1.4  PATENTS AND COPYRIGHTS

          If a third party claims that Materials we provide to you infringe that party's patent copyright, we will defend you against that claim at our expense and pay all costs, damage and attorney's fees that a court finally awards, provided that you:

          1. promptly notify us in writing of the claim; and 2 allow us to control, and cooperate~-with us in, the defense and any related settlement negotiations.

          If such a claim is made or appears likely to be made, you agree to permit us to enable you continue to use the Materials, or to modify them, or replace them with Materials that are at least functionally equivalent. If we determine that none of these alternatives is reasonably available, you agree to return the Materials to us on our written request. We will then give you a credit equal to the amount you paid us for the Materials.

          This is our entire obligation to you regarding any claim of infringement.

     CLAIMS FOR WHICH WE ARE NOT RESPONSIBLE

          We have no obligation regarding any claim. based on any of the following:

          1. anything you provide which is incorporated into the
             Materials:
          2. your modification of the Materials; or
          3. the combination, operation, or use of the Materials with any product, data, or apparatus that we did not provide.

     1.5  LIMITATION OF LIABILITY

          Circumstances may arise where, because of a default on our part or other liability, you are entitled to recover damages from us. In each such instance, regardless of the basis on which you are entitled to claim damages from us (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), we are liable only for:

          1. payments referred to in our patents and copyrights terms described above;

          2. damages for bodily injury (including death) and damage to real property and tangible personal property; and

          3. the amount of any other actual direct damages or loss, up to the greater of $100,000 or the charges (if recurring, 12 months' charges apply) for the Service that is the subject of the claim.

          This limit also applies to any of our subcontractors. It is the maximum for which we and our subcontractors are collectively responsible.

          ITEMS FOR WHICH WE ARE NOT LIABLE

          Under no circumstances are we or our subcontractors liable for any of the following:

          1. third-party claims against you for losses or damages (other than those under the first two items listed above);
          2. loss of, or damage to, your records or data; or
          3. special, incidental, or indirect damages or for any economic consequential damages (including lost profits or savings), even if we-are informed of their possibility,

     1.6  MUTUAL RESPONSIBILITIES

          Both of us agree that under this Agreement;

          1. neither of us grants the other the right to use its trademarks, trade names, or other designations in any promotion or publication;

          2. all information exchanged is nonconfidential. If either of us requires the exchange of confidential information, it will be made under a signed confidentiality agreement;

          3. each is free to enter into similar agreements with others;

          4. each grants the other only the licenses and rights specified. No other licenses or rights (including licenses or rights under patents) are granted;

          5. each may communicate with the other by electronic means and such communication is acceptable as a signed writing. An identification code (called a USERID) contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity;

          6. each will allow the other reasonable opportunity to comply before it claims that the other has not met its obligations;

          7. neither of us will bring a legal action more than two years after the cause of action arose; and

          8. neither of us is responsible for failure to fulfill any obligations due to causes beyond its control.

     1.7  YOUR OTHER RESPONSIBILITIES

          You agree:

          1. not to assign, or otherwise transfer, this Agreement or your rights under it, delegate your obligations, or resell any Service, without prior written consent. Any attempt to do so is void;

          2. that you are responsible for the results obtained from the Services; and

          3. to provide us with sufficient, free, and safe access to your facilities for us to fulfill our obligations.

     1.8  IBM BUSINESS PARTNERS

          We have signed agreements with certain organizations (called "IBM Business Partners") to promote, market, and support certain Services. When you order our Services (marketed to you by IBM Business Partners) under this Agreement, we confirm that we are responsible for providing the Services to you under the warranties and other terms of this Agreement. We are not responsible for 1) the actions of IBM Business Partners, 2) any additional obligations they have to you, or 3) any products or services that they supply to you under their agreements.

     1.9  CHANGES TO THE AGREEMENT TERMS

          In order to maintain flexibility in our Services, we may change the terms of this Agreement by giving you three months' written notice However, these changes are not retroactive. They apply, as of the effective date we specify in the notice, only to new orders (those we receive on or after the date of the notice) and to on-going transactions.

          Otherwise, for a change to be valid, both of us must sign it. Additional or different terms in any order or written communication from you are void.

     1.10 AGREEMENT TERMINATION

          You may terminate this Agreement on written notice to us following the expiration or termination of your obligations,

          Either of us may terminate this Agreement if the other does not comply with any of its terms, provided the one who is not complying is given written notice and reasonable time to comply.

          Any terms of this Agreement which by their nature extend beyond its termination remain in effect until fulfilled, and apply to respective successors and assignees.

     1.11 GEOGRAPHIC SCOPE

          All your rights and all our obligations are valid only in the United States and Puerto Rico except that all licenses to Materials are valid as specifically granted.

     1.12 GOVERNING LAW

          The laws of the State of New York govern this Agreement.

     IBM [LOGO] Agreement for Services
     Part 2 - Warranty Terms
     -----------------------------------------------------------------

     2.1  WARRANTY FOR IBM SERVICES

          For each IBM Service, we warrant that we perform it:

          1. in a workmanlike manner: and

          2. according to its current description (including any Completion Criteria) contained in this Agreement, an Attachment, or a Transaction Document.

     2.2  EXTENT OF WARRANTY

     THESE WARRANTIES REPLACE ALL OTHER WARRANTIES, EXPRESS OR
     IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     2.3  ITEMS NOT COVERED BY WARRANTY

          We do not warrant uninterrupted or error-free operation of any deliverable or Service. Unless we specify otherwise, we provide Materials and non-lBM Services on an "AS IS" basis.

     [IBM LOGO] Agreement for Services
     PART 3 - SERVICES
     -----------------------------------------------------------------

     3.1  MAINTENANCE SERVICES

          We will restore the Machine to good working order or exchange it based on the type of service you select from those available for the Machine. We may also perform preventive maintenance. We manage and install engineering changes that apply to IBM Machines.

          We will inform you of the date on which Maintenance Services begin. We may inspect the Machine within one month following that date. If the Machine is not in an acceptable condition for service, you may have us restore it for a charge. Alternatively, you may withdraw your request for Maintenance Services. However, you will be charged for any Maintenance Services which we have performed at your request.

          For a Machine under a usage plan, you-agree to provide us with the meter reading as of the last working day of the period that the minimum maintenance charge covers.

          Maintenance Services do not cover accessories, supply items. and certain parts, such as batteries, frames and covers. In addition, Maintenance Services do not cover service of a Machine damaged by misuse, accident, modification, unsuitable physical or operating environment, improper maintenance by you, removal or alteration of Machine or parts identification labels, or failure caused by a product for which we are not responsible. Unless otherwise agreed, Maintenance Services do not cover service of Machine alterations.

          TYPES OF SERVICE FOR MACHINES

          We provide certain types of repair and exchange service either at your location or at our service center to keep Machines in, or restore them to, good working order.

          Under carry-in service, you may deliver the failing Machine or ship it suitably packaged (prepaid, unless we specify otherwise) to a location we designate. After we have repaired or exchanged the Machine, we will return it, to you at our expense unless we specify otherwise.

          Under on-site service, we may repair the failing Machine at your site or exchange it, at our discretion, depending on the nature of the failure.

          When a type of service involves the exchange of a Machine or part, the item we replace becomes our property and the replacement becomes yours. You represent that all removed items are genuine and unaltered. The replacement may not be new, but will be in good working order and at least functionally equivalent to the item replaced. The replacement assumes the warranty and Maintenance Service status of the replaced item. Before we exchange a Machine or part, you agree to remove all features, parts, options, alterations, and attachments not under our service. You also agree to ensure that the item is free of any legal obligations or restrictions that prevent its exchange.

          You agree to:

          1. obtain authorization from the owner to have us service a Machine that you do not own; and
          2. where applicable, before we provide service
             a. follow the problem determination, problem analysis,
                and service-request procedures that we provide,
             b. secure all programs, data, and funds contained in a
                Machine, and
             c. inform us of changes in a Machine's location.

          ALTERNATIVE SERVICE DURING WARRANTY

          For certain Machines, you may choose alternative warranty service. We provide the alternative type of service for an additional charge. When the alternative warranty service ends, we will continue Maintenance Services for the Machine under the same type of service you selected.

          MAINTENANCE SERVICES TERMINATION

          You may terminate Maintenance Services for a Machine on one month's written notice to us under any of the following circumstances:

          1. after it has been under Maintenance Services for at least six months;

          2. if you permanently remove it from productive use within your Enterprise;

          3. as of the effective date of an increase in Maintenance Services charges; or

          4. if you terminate coverage for a Machine also covered by a Maintenance Service Option because we 1) removed a Machine type from eligibility or 2) increase total adjusted charges for Maintenance Services

          We may terminate Maintenance Services for a Machine on three months' written notice, provided it has been under Maintenance Services for at least one year.

          Either of us may terminate service for any Machine if the other does not meet its obligations concerning Maintenance Services. On termination of service for a Machine, we will give you any applicable credit

          MAINTENANCE SERVICE OPTIONS

          We provide Maintenance Service Options for certain Machines. We provide the terms specific to an Option in an Attachment or Statement of Work We will inform you periodically of any changes. We will defer an unfavorable change (and all changes related to it) until the next anniversary of the start of your contract period, If you request it in writing before the effective date of the change.

     3.2  CONTINUING SUPPORT SERVICES

          We provide Continuing Support Services on a contract-period basis to assist you in improving the availability of your systems. We provide the terms specific to a Service in an Attachment or Statement of Work. If we make a change to the terms that 1) affects your current contract period and 2) you consider unfavorable, on your request, we will defer it until the next anniversary of the start of the contract period.

          Each of us agrees to notify the other (before your current contract period expires) if they do not intend to renew.


          CONTINUING SUPPORT SERVICES TERMINATION

          You may terminate a Continuing Support Service by providing us one month's written notice upon fulfillment of any minimum commitments.

          The termination of Services with contract periods longer than one year results in adjustment charges. In this case, you agree to pay the lesser of:

          1. the difference between the total charges you paid through the termination date and those you would have paid for the same period of time at the charge level of the next shorter contract period;

          2. the monthly charge multiplied by the applicable adjustment charge factor; or

          3. the total charges remaining to complete the contract period.

          When an increase results in a change to your total monthly charge for a Service of more than the adjustment charge we specify, you may terminate that Service on the effective date of the increase. Adjustment or termination charges do not apply in this case.

     3.3  PROJECT SUPPORT SERVICES

          Following are examples of Project Support Services we make available to you:

          1. Consulting Services, such as reengineering business processes, linking business and technology strategies, improving manufacturing processes, and enhancing application development and information processing capabilities. We are responsible for managing the engagement;

          2. Custom Services, such as managing and performing project tasks to deliver Materials. We are responsible for managing the project, unless specified otherwise in the Statement of Work; and

          3. Hourly Services, such as assisting on a technical task. You are responsible for managing the project and for any results achieved. The Statement of Work will specify the hourly rate and estimated number of hours. The estimate is not a fixed-price commitment. Charges = (actual hours x rate) + expenses.

             Hourly Services end when the first of the following occurs: 1) you advise us, in writing, that further Services are not required, 2) we provide the specified number of hours, or 3) the estimated end date expires. You may authorize, in writing, additional hours or extension of the end date.

          PROJECT SUPPORT SERVICES TERMINATION

          Either of us may terminate a project on written notice to the other if the other does not meet its obligations concerning the Statement of Work. Upon termination, we will stop our work in an orderly manner as soon as practical.

          You agree to pay us for all Services we provide and any Materials we deliver through the project's termination and any charges we incur in terminating subcontracts.

     3.4  THE STATEMENT OF WORK

          A separate Statement of Work will be signed by both of us for each Services transaction not covered by another
          Transaction Document. When we accept your order, we agree to provide the Services described in the Statement of Work.

          The statement of Work includes, for example:

            1. our respective responsibilities;
            2. the specific conditions (called the "Completion
               Criteria"), if any, that we ar required to meet to fulfill our obligations;
            3. a contract period for Maintenance and Continuing Support
               Services and an estimated schedule for Project Support Services that we provide for planning purposes; and
            4. applicable charges (not including taxes) and any other
               terms.

          If a Statement of Work contains an estimated schedule, each of us agrees to make reasonable efforts to carry out our respective responsibilities according to that schedule. If the Statement of Work contains Completion Criteria, we will inform you when we meet each of them. You then have 10 days to inform us if you believe that we have not met those criteria. The project is complete when we meet the Completion Criteria.

          CHANGES TO THE STATEMENT AT WORK

          When both of us agree to change a Statement of Work, other than as permitted in the Maintenance Service Options and Continuing Support Services Sections of this Agreement, we will prepare a written description of the agreed change (called a "Change Authorization'') which both of us must sign. The terms of a Change Authorization prevail over those of the Statement of Work and any of its previous Change Authorizations.

          Any change in the Statement of Work may affect the charges, estimated schedule, or other terms. Depending on the extent and complexity of the requested changes, we may charge you for our effort required to analyze it. When charges are necessary, we will give you a written estimate and begin the analysis only on your written authorization.

          PERSONNEL

          Each of us will;

          1. designate a coordinator who will represent each of us, respectively, in all matters concerning Project Support Services and other Services where applicable; and

          2. be responsible for the supervision, direction, and control of our respective personnel.

          We will try to honor your requests regarding the assignment of our personnel to your project.

          However, we reserve the right to determine the assignment of our personnel.

          We may subcontract a Service, or any part of it, we provide to you, to subcontractors selected by us.

     3.5  MATERIAL OWNERSHIP AND LICENSE

          We will specify Materials to be delivered to you. We will identify them as being "Type I Materials." "Type II
          Materials," or otherwise as we both agree. If not specified, Materials will be considered Type II Materials.

          Type I Materials are those, created during the Service performance periods in which you will have all right, title, and interest (including ownership of copyright). We will retain one copy of the Materials. You grant us 1) an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, distribute (internally and externally) copies of, and prepare derivative works based on Type I Materials and 2) the right to authorize others to do any of the former.

          Type II Materials are those, created during the Service performance period or otherwise (such as those that preexist the Service), in which we or third parties have all right, title, and interest (including ownership of copyright). We will deliver one copy of the specified Materials to you. We grant you an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, and distribute, within your Enterprise only, copies of Type II Materials.

          Each of us agrees to reproduce the copyright notice and any other legend of ownership on any copies made under the licenses granted in this Section.

                                   SECTION I

                          SPECIAL CONTRACT PROVISIONS

                                  (ATTACHED)

                                   SECTION I

                          SPECIAL CONTRACT PROVISIONS

     Set forth below are certain modifications, deletions and additions to the IBM Agreement for Services (the "General Contract Provisions") included under Section H of the attached Contract. To the extent of any inconsistency between the General Contract Provisions and these Special Terms and Conditions, the Special Terms and Conditions shall control. All references below to sections are to sections of the General Contract Provisions.

     1. Section 1.2 (Agreement Structure) is deleted, with the understanding that the Contract relates solely to a specific project and that all relevant Transaction Documents have been included in the Contract or are incorporated by reference therein. The parties agree to negotiate in good faith the terms of separate Statements of Work for estimated completion on or before December 31, 1998 of the Detail Analysis and Planning and Code Conversion phases of the Year 2000 project described in the Request for Proposal (RG&E Year 2000 Conversion Unit Specification, dated April 3, 1997) (the "Additional SOWs"), provided that IBM has performed the services to the satisfaction of RG&E. The Additional SOWs shall be governed by the same terms and conditions (Sections A, B and D through I of the Contract) as any attached Statement of Work and the format of any Additional SOWs shall be similar to any attached Statement of Work. Each Additional SOW shall be signed by RG&E and IBM.

     2. Section 1.3 (Prices and Payment) is modified to provide that IBM will not increase its hourly charges to RG&E except in accordance with general price increases for other substantially similarly situated commercial customers for whom IBM is providing Year 2000 assessment, remediation, and testing services. In addition, Contractor agrees to notify RG&E in writing at least 10 working days in advance of incurring any "additional charges" pursuant to this provision.

     3. Section 1.5(3) (Limitation of Liability) is modified to provide that Contractor's liability for "other actual direct damages or loss" shall not exceed the greater of the amounts specified therein or the total amount paid or payable to Contractor for services actually rendered pursuant to the Statement of Work.

     4. Section 1.6(2) (Mutual Responsibilities) is modified to delete the first sentence thereof and replace it with the following: All information exchanged is nonconfidential unless it is exchanged under the terms of the IBM Agreement for Exchange of Confidential Information between RG&E and IBM dated November 30, 1990, which is incorporated by reference herein.

     5. Section 1.6(7) (Mutual Responsibilities) is modified to change the period within which a legal action may be brought from two years to four years after the cause of action arose.

     6. Section 1.7(2) (Your Other Responsibilities) is modified to add the word "business" before the word results.

     7. Section 1.8 (IBM Business Partners) is deleted, with the understanding that no IBM Business Partners will be involved with the project.

     8. Section 1.9 (Changes to the Agreement Terms) is modified to delete "and to on-going transactions" from the end of the first paragraph thereof. The parties understand and agree that (i) the project contemplated by the Statement of Work is the subject of an existing order, and (ii) this Agreement (including any applicable Statement of Work and all related documents) may be terminated by RG&E for convenience at any time. Within fifteen (15) working days following termination of this Agreement, Contractor agrees to deliver to RG&E all reports, analyses and Materials prepared pursuant to this Agreement.

     9. Section 1.10 (Agreement Termination) is modified to delete the second paragraph and replace it with the following:

     "Either of us may terminate this Agreement if the other does not comply with any of its terms, provided that the one who is not complying is given at least thirty (30) days written notice of the default and an opportunity to cure the default within such period."

     10. Section 2.1 (Warranty for IBM Services) is modified to add the following provisions:

                    1. We warrant that our personnel and agents are and shall be fully experienced and properly licensed and qualified to perform the work contemplated by the Statement of Work and that such work will comply with any and all applicable laws, rules, regulations and orders.

                    2.  Conversion Center Process Error Support
                        ---------------------------------------

     IBM will correct, at no additional charge to RG&E, "Process Errors" that were caused directly due to actions of IBM during the conversion process at the IBM Conversion Center, provided, RG&E notifies IBM, in writing, of such errors within thirty calendar days from the date of delivery of each code partition to RG&E (the "Support Time Period"), and provided further the parties mutually agree, in the exercise of standard judgment, that each such error is a "Process Error". Process Errors shall include: (1) modifications to source code that introduce new compilation errors using the same compiler and compiler options in which the original source code was compiled; (2) failure to include source code provided by RG&E at the start of the conversion at the IBM Conversion Center; (3) failure to return, at the conclusion of the conversion at the IBM Conversion Center, source code provided by RG&E; (4) version management errors introduced into the conversion process at the IBM Conversion Center; and (5) errors in IBM's pre-existing windowing routines.

     In the event partial deliveries of a code partition are desired, the Support Time Period will commence on the date each partial delivery is returned to RG&E.

     Process Errors do not include: (1) support for post-remediation testing and the effort required to identify any errors and (2) "Conversion Errors" and any other errors other than the five (5) Process Errors defined above.

     Conversion Errors include, but are not limited to, the following: (1) Missing Date Errors (errors associated with not locating all date sensitive variables); (2) Infrastructure Errors (errors resulting from problems associated with the operation of RG&E's hardware, system software, or utilities); (3) Third-Party Errors (errors resulting from problems associated with the operation of third-party software); (4) Secondary Errors (errors related to the impact to other program sections, paragraphs, and programs that are not directly impacted by the remediation services); (5) Interface Errors (errors related to the impact to external interfaces (such as files, external systems, and/or external interfaces) that are not directly impacted by the remediation services); (6) Date Errors (problems within the existing data which impact the operation of the converted code); (7) Customer Input Errors (errors resulting from customer supplied components, such as incorrect versions of source code and/or compiler options and errors resulting from incorrect or untimely information and feedback from RG&E); or (8) any other errors introduced during the conversion process.

     This support will be deemed completed upon the earlier to occur of:

     a) IBM's correction of Process Errors identified during the Support Time Period; or

     b) The expiration of the Support Time Period in the event no errors are identified.

               3.  Post-Conversion Hourly Support
                   ------------------------------

     Each Statement of Work shall include an estimated number of hours to be used for billable hourly post-conversion support. Post-conversion hourly support will be provided to RG&E for the purpose of reviewing code changes with RG&E and assisting RG&E with the correction of "Conversion Errors". For each returned partition, IBM will provide such support until the earlier to occur of:
a) the expiration of the agreed-upon number of billable hours; or b) the expiration of the Support Time Period with respect to each code partition delivered to RG&E. In the event partial deliveries of a code partition are desired, the Support Time Period will commence upon the date each partial delivery is returned to RG&E.

     11. Section 2.3 (Items Not Covered by Warranty) is modified to provide that "non-IBM Services" do not include work performed by IBM's agents or subcontractors.

     12. Sections 3.1 (Maintenance Services) and 3.2 (Continuing Support Services) are deleted with the understanding that such provisions are not applicable to the project.

     13. Section 3.3(3) (Project Support Services) is modified so that the second paragraph thereof is deleted and replaced with the following:

     Hourly Services end when the first of the following occurs: 1) you advise us, in writing, that further Services are not required, 2) we provide the specified number of hours unless you authorize us in writing for additional hours, or 3) the estimated end date expires unless you authorize us in writing for additional hours and/or an extension of the estimated end date.

     14. Section 3.3 (Project Support Services -- Project Support Services Termination) is modified so that the first sentence thereof is deleted and replaced with the following:

     "Either of us may terminate this Agreement if the other does not comply with any of its obligations concerning the Statement of Work, provided that the one who is not complying is given at least thirty (30) days written notice of the default and an opportunity to cure the default within such period."

     In addition, the second paragraph of Section 3.3 is deleted and replaced with the following:

     Upon a termination for convenience by you, you agree to pay us for all Services we provide and any Materials we deliver through the project's termination plus reasonable termination charges (including charges IBM incurs in terminating subcontractors involved in the project up to a maximum of 15 working days of subcontractor performance), but no amount will be allowed for anticipated profit or unperformed services.

     15. Section 3.4 (The Statement of Work -- Personnel) is modified to provide that Contractor may not subcontract a Service (excluding work performed by a majority-owned subsidiary of Contractor) without obtaining the prior written consent of RG&E, which shall not be unreasonably withheld. In addition,
Section 3.4 is modified to add the following:

     1. Contractor shall submit a "Key Contractor Personnel" list for RG&E's approval prior to execution of the Contract.

     2. Contractor shall use reasonable efforts to cause at least one of the Key Contractor Personnel to devote substantial time and effort to the performance of the requirements under the Statement of Work until completion of the project. Contractor shall not assign an individual to a position designated thereunder unless the replacement individual is at least as competent to perform the required services. Contractor shall notify RG&E of any proposed assignment, shall introduce the individual to appropriate RG&E representatives, and shall provide RG&E with a resume and other information about the individual reasonably requested by RG&E. If RG&E in good faith objects to the proposed assignment, the parties shall attempt to resolve RG&E's concerns on a mutually agreeable basis. If the parties have not been able to resolve RG&E's concerns within five (5) working days, Contractor shall not assign the individual to that position and shall propose to RG&E the assignment of another individual of suitable ability and qualifications.

     16.  Section 3.4 (The Statement of Work) is modified to add the following:


     Work Breakdown Structure (WBS):
     ------------------------------

          RG&E has requested that IBM develop and deliver a Work Breakdown Structure (WBS) that correlates to each measurable task and product delivery as described in the applicable SOW. This WBS would be used as a basis when reporting original estimated Man Hours, Cost, Schedule vs. Actuals, etc. Where possible, IBM will support the level of detail reporting that RG&E has requested. There may be activities that arise that make such detail reporting impractical. For example, IBM and RG&E have not, as a team, come to agree or understand the specific role(s) of the Conversion Centers, during and after remediation activities. Therefore, it is impractical to agree at this time on WBS reporting until IBM and RG&E agree on the specific SOWs. It is IBM's intent, to satisfy the level of detail RG&E is requesting; IBM may need RG&E's support in completing this requirement.


     17. Section 3.5 (Materials Ownership and License) is modified to add the following:

     All reports and analyses prepared by Contractor in connection with the project shall be treated as Type II Materials, with the understanding that neither party shall have any right, title or interest in the other party's confidential information and such information shall remain subject to the terms of the Agreement for Exchange of Confidential Information.

     TYPE III MATERIALS
     ------------------

     "Converted Code is source or application programs that RG&E or third parties have all right, title and interest, including ownership of copyright, that RG&E provides to Contractor for Contractor to perform conversion services as described in the Statement of Work. Contractor will provide RG&E the Converted Code which contains modifications, programs, or programming language that result from these services.

     Contractor retains no ownership rights to the Converted Code, however, Contractor is free to use all ideas, concepts, know-how, or techniques that are used, developed, or provided by either of us, or jointly by the both of us, in the performance of these services. Moreover, Contractor is free to use all modules, components, designs, utilities, interfaces, subroutines, methods, report formats, modules and other pre-existing materials used or developed by Contractor in the course of this engagement. Contractor is free to provide same or similar services to others, including the provision of the same or similar modifications, programs, or programming language without accounting to RG&E.

     18.  The Agreement is also amended to add the following provisions:

     (i)    Audit. Contractor shall keep accurate records and accounts
            -----
            showing all hours worked, disbursements, or expenses incurred by Contractor in the performance of the work. Upon 90 days prior written notice, RG&E shall have the right to audit such records and accounts up to one year after payment of the final invoice for the work to verify that the hours worked and expenses reported were actually incurred.

     (ii)   Insurance. See Exhibit A attached hereto whose terms are
            ---------
            incorporated herein by reference.

     (iii)  Independent Contractor. Contractor shall have complete
            ----------------------
            charge of and responsibility for all its personnel and agents engaged in the work and shall perform the work in accordance with its own methods, subject to compliance with this Agreement. Contractor shall comply with all reasonable safety and other rules of RG&E for work performed upon its premises provided such rules are provided to Contractor.

     (iv)   Export. Contractor and RG&E acknowledge that certain
            ------
            software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under the laws and regulations of the United States and other countries. Neither the Contractor nor RG&E shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations. To the extent within either party's control, such party shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported hereunder.

     (v)    No Waiver. The failure of either party to enforce the
            ---------
            provisions of this Agreement shall not constitute a waiver thereof nor of the right to seek such remedies as it may have for any breach thereof. No waiver shall be valid unless in a writing signed by the waiving party.

     (vi)   Security, No Conflicts. Contractor agrees that
            ----------------------
            Contractor's employees, representatives, and agents, upon entering RG&E's premises shall, if required, sign in at the facility "Sign-In Log" and, if applicable, shall wear visible identification specifying Contractor's name. Contractor's employees, representatives and agents shall be subject at all times to RG&E's security policies and procedures.

            Each party agrees to inform the other of any information made available to the other that is classified or restricted data, agrees to comply with the security requirements imposed by any state or local government, or by the United States Government, and shall return all such material upon request. Each party warrants that its participation in this Agreement does not create any conflict of interest prohibited by the United States Government or any other domestic or foreign government and shall promptly notify the other party if any such conflict arises during the engagement.

     (vii)  Miscellaneous. Any reference to Contractor shall be deemed
            -------------
            a reference to Contractor, its employees and subcontractors and those under their direction and control. This Agreement may be amended only by a writing signed by the parties. Any notice in connection with this Agreement shall be in writing and may be delivered either personally or by prepaid first class mail, recognized courier, or facsimile machine; provided that in the latter event a copy is then mailed to the intended recipient within 24 hours. Addresses for notice shall be as set forth in the preamble or as changed by notice. Any dispute shall be resolved in courts located in Monroe County, New York, and Contractor consents to their personal jurisdiction.

                                   EXHIBIT A

                          INSURANCE REQUIREMENTS FOR
                        CONTRACTORS AND LABOR SUPPLIERS


      Before commencing work, the Contractor shall procure and maintain at its own expense for a period of two years beyond completion of the work, the insurance types, limits, terms, and conditions listed in Section 1 below. The amounts as specified are minimums only. The actual amounts above the minimums shall be determined by the Contractor. In addition, for any work that is authorized to be subcontracted, the Contractor shall require each subcontractor to procure and maintain all insurance as outlined in Section 1.

      IF YOU DO NOT HAVE A CURRENT CERTIFICATE ON FILE WITH RG&E, prior to commencement of work, Certificates of Insurance evidencing Contractor's and/or subcontractor's possession of insurance as outlined in Section 1 shall be filed with Rochester Gas and Electric Corporation for its review. Certificates of Insurance should be mailed to the Purchasing Department at the following address:

          Rochester Gas and Electric Corporation
          Attn:  Strategic Supply Management
          89 East Avenue
          Rochester, New York  14649-0001

      1.  Required Insurance Coverages and Minimum Amounts
          ------------------------------------------------

          Each insurance policy shall be placed with an insurance company licensed to write insurance in the State of New York and shall have an A.M. Best's Rating of not less than "B+" and a policyholder surplus of at least $25,000,000.

          RG&E should be notified of any reduction in the aggregate policy limits.

          Each policy shall be endorsed to provide a minimum of thirty (30) days prior written notice of cancellation, intent not to renew, or material change in coverage.

          Each policy shall be endorsed to provide a breach of warranty clause.

          In the event Contractor and/or subcontractor has a policy(ies) written on a "claims-made" basis, such insurance shall provide for a retroactive date not later than the commencement of work under this agreement. In addition, the Contractor and/or subcontractor will guarantee future coverage for claims arising out of events occurring during the course of this agreement.

     All of the insurance required hereunder will be primary to any or all other insurance coverage in effect for Rochester Gas and Electric Corporation.

     1.1 Workers' Compensation and Employers' Liability Insurance in accordance with the statutory requirements of the State of New York. For work that is conducted outside of New York State, the minimum limit for Employers' Liability Insurance should be $500,000 each accident, $500,000 disease-policy limit, $500,000 disease-each employee.

     1.2 Automobile Liability insuring any auto, all owned autos, hired autos, and non-owned autos with a bodily injury and property damage combined single limit of $1,000,000 per occurrence.

     1.3 General Liability (Comprehensive or Commercial Form), including coverage for Premises/Operations, Products/Completed Operations, Contractual Liability, Independent Contractors, Broad Form Property Damage, and Personal Injury, in the amount of $1,000,000 per occurrence and $3,000,000 aggregate.

          In the event of claims being made by reason of damage to property belonging to any insured hereunder for which another insured is or may be liable, then this policy shall cover such insured against whom a claim is made or may be made in the same manner as if separate policies had been issued to each insured hereunder, except with respect to the limits of insurance.

     None of the requirements contained herein as to types, limits and approval of insurance coverage to be maintained by Contractors or subcontractors are intended to, nor shall they in any manner limit or qualify the liabilities and obligations assumed by Contractor or subcontractor under this agreement.